Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Candace Steele Flippin
Chief Communications Officer
candace@acuitybrands.com

Acuity Brands Reports Fiscal 2021 Third-Quarter Results
Company Returns to Growth

▪Net Sales Increased 15.9% versus Prior Year
▪Gross Profit Margin Expansion of 80 Basis Points versus Prior Year
▪Announced the Closing of the Previously Announced Acquisition of ams OSRAM’s North American Digital Systems business
▪Announced the Two Business Segments: Acuity Brands Lighting and the Intelligent Spaces Group
▪Highlighted its Commitment to 100 Million Metric Tons of Carbon Reduction by 2030

ATLANTA, July 1, 2021 - Acuity Brands, Inc. (NYSE: AYI) (the "Company") a market-leading industrial technology company announced net sales of $899.7 million for the third quarter of fiscal 2021 ended May 31, 2021, an increase of $123.5 million or 15.9 percent, as compared to the third quarter of fiscal 2020. Diluted earnings per share was $2.37, an increase of 55.9 percent over prior year, and adjusted diluted earnings per share was $2.77 per share, an increase of 42.8 percent over prior year.
"I am proud of our team for returning the business to growth during the quarter, while also expanding our gross profit margin. The breakout of our newly formed business segments shows that both segments contributed to that improvement” stated Neil Ashe, Chief Executive Officer of Acuity Brands. "We continue to allocate capital effectively with the acquisition of ams OSRAM's North American Digital Systems business which will contribute to innovation and long-term growth."
Gross profit of $386.6 million increased $59.0 million, or 18.0 percent, as compared to the prior year. Gross profit was 43.0 percent of net sales for the third quarter of fiscal 2021, an increase of 80 basis points from 42.2 percent in the third quarter of fiscal 2020. The improvement in gross profit and gross profit margin was primarily a result of the increase in sales volumes as well as product and productivity improvements, which were partially offset by higher input costs
Operating profit of $118.1 million increased $35.1 million, or 42.3 percent as compared to prior year. Operating profit was 13.1 percent of net sales for the third quarter of fiscal 2021, an increase of 240 basis points from 10.7 percent for the third quarter of fiscal 2020. The improvement in operating profit margin

Press Release Exhibit 99.1
was largely a result of the increase in gross profit margin, in addition to the leveraging of the fixed costs base.
Adjusted operating profit of $136.8 million increased $31.9 million, or 30.4 percent, for the third quarter of fiscal 2021 as compared to the prior year. Adjusted operating profit was 15.2 percent of net sales for the third quarter of fiscal 2021, an increase of 170 basis points from 13.5 percent in the third quarter of fiscal 2020.
Net income of $85.7 million increased $25.3 million, or 41.9 percent, as compared to prior year. Diluted earnings per share of $2.37 increased $0.85, or 55.9 percent, for the third quarter of fiscal 2021, as compared to $1.52 for the third quarter of fiscal 2020.
Adjusted net income of $100.4 million increased $23.2 million, or 30.1 percent, as compared to the prior year. Adjusted diluted earnings per share of $2.77 increased $0.83, or 42.8 percent, as compared to $1.94 for the third quarter of fiscal 2020.
Segment Performance
Acuity Brands Lighting and Lighting Controls "ABL"
ABL generated net sales of $850 million for the third quarter of fiscal 2021, an increase of $108.4 million or 14.6 percent, as compared to the third quarter of fiscal 2020.
▪Net sales of $628.0 million in the Independent Sales Network and of $96.7 million in the Direct Sales Network increased 14.3 percent and 39.3 percent, respectively, as compared to prior year.
▪Sales in the Corporate Accounts channel of $44.0 million increased 12.5 percent over prior year as retailers began to address previously deferred nonessential renovations.
▪Retail sales of $36.1 million declined 25.9 percent. This was primarily due to an ongoing customer inventory rebalancing.
Operating profit was $126.5 million for the third quarter of fiscal 2021, an increase of $27.9 million or 28.3 percent, as compared to the third quarter of fiscal 2020. Adjusted operating profit was $135.5 million for the fiscal third quarter of 2021 an increase of $27.4 million or 25.3 percent, as compared to the third quarter of fiscal 2020.
Intelligent Spaces Group "ISG"
ISG generated net sales of $55.4 million for the third quarter of fiscal 2021, an increase of $17.7 million or 46.9 percent as compared to the third quarter of fiscal 2020.
Operating profit was $7.2 million for the third quarter of fiscal 2021, an increase of $7.4 million as compared to the third quarter of fiscal 2020. Adjusted operating profit was $11. million for the fiscal third quarter of 2021 an increase of $6.1 million or 122.0 percent, as compared to the third quarter of fiscal 2020.
Cash Flow and Capital Allocation
Net cash from operating activities of $316.2 million decreased $62.1 million, or 16.4 percent for the first nine months of fiscal 2021 as compared to the same period in the prior year driven primarily by an increase in net working capital to support the higher level of sales. During the first nine months of 2021, the Company repurchased 3.3 million shares of common stock for a total of $340.9 million at an average price of $104 per share. The Company had approximately 4.4 million shares remaining under its most recent share purchase authorization at the end of the third fiscal quarter of 2021. Since May of 2020, the Company has reduced the outstanding share count by approximately 10 percent.

Press Release Exhibit 99.1
Completion of OSRAM Acquisition
One June 4, 2021, the Company announced that it has signed a definitive agreement to purchase ams OSRAM’s North American Digital Systems (“DS”) business. This acquisition is intended to enable the Company to enhance our LED driver and controls technology portfolio and accelerate our innovation, expand our access to market through a more fulsome OEM product offering, and give us more control over our supply chain. The transaction is expected to close by end of day on July 1, 2021.
Pledge to 100 Million Metric Tons of carbon reduction by 2030
At a sales conference during the third-quarter 2021, the Company committed to a goal of 100 million metric tons of carbon reduction by 2030 through the sales of LED luminaires, controls, and building management systems, replacing older technologies in existing buildings and new construction.
On July 1, 2021, the Company issued the 2020 Acuity Brands EarthLIGHT Handprint Report: Lighting the Way Toward Net-Zero on its website. The report evaluates the net environmental impact of its products at the point of use, incorporating both the environmental costs of using its products and the environmental benefits of removing older, less-efficient technology.
Outlook
Further discussion relating to the economic recovery and long-term financial framework will take place during the virtual Investor Day today at 09:00am ET, July 1, 2021.
Investor Day 2021
As previously announced, Acuity Brands will hold a virtual Investor Day today, July 1, 2021, at 09:00 a.m. ET where it will discuss, amongst other topics its fiscal 2021 third-quarter results. Interested parties may access the webcast via the Investor Relations section of the Company's website at investors.acuitybrands.com to view live or to view a replay.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. Through its two business segments, Acuity Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG) the Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected. Acuity Brands achieves growth through the development of innovative new products and services, including building management systems, lighting, lighting controls, and location-aware applications.
Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com.
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted gross profit,” “adjusted gross profit margin,” “adjusted SD&A expenses,” “adjusted SD&A expenses as a percent of net sales,” “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment, “adjusted other expense,” “adjusted net income,” “adjusted diluted EPS,” and “free cash flow ("FCF")”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for acquisition-related items, amortization of acquired intangible assets, share-based payment expense, impairment on investment, and special charges associated with

Press Release Exhibit 99.1
continued efforts to streamline the organization and integrate recent acquisitions. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin are “gross profit” and “gross profit margin,” respectively, which include acquisition-related items. The most directly comparable GAAP measures for adjusted SD&A expenses and adjusted SD&A expenses as a percent of net sales are “SD&A expenses” and “SD&A expenses as a percent of net sales,” respectively, which include amortization of acquired intangible assets, share-based payment expense, and acquisition-related items. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measure for adjusted other expense is “other expense,” which includes an impairment of investment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of acquisition-related items, amortization of acquired intangible assets, share-based payment expense, an impairment of investment, and special charges. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities.” A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brands' strategy, and specifically include statements made in this press release regarding: commitment to innovation and long-term growth, ongoing customer inventory rebalancing, strategically important for our growth strategy, accelerate the innovation and development of our product portfolio, Commitment to 100 million metric tons of Carbon Reduction. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2020, filed on October 23, 2020 and those described from time to time in our other filings with the U.S. Securities and Exchange Commission

Press Release Exhibit 99.1
(the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	May 31, 2021	August 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$593.5	$560.7
Accounts receivable, less reserve for doubtful accounts of $2.1 and $2.6, respectively	509.0	500.3
Inventories	370.0	320.1
Prepayments and other current assets	66.0	58.6
Total current assets	1,538.5	1,439.7
Property, plant, and equipment, net	259.7	270.5
Operating lease right-of-use assets	60.2	63.4
Goodwill	1,096.2	1,080.0
Intangible assets, net	580.1	605.9
Deferred income taxes	2.5	2.7
Other long-term assets	23.1	29.5
Total assets	$3,560.3	$3,491.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$380.4	$326.5
Current maturities of debt	4.0	24.3
Current operating lease liabilities	16.4	17.2
Accrued compensation	105.0	85.4
Other accrued liabilities	165.6	164.2
Total current liabilities	671.4	617.6
Long-term debt	494.2	376.8
Long-term operating lease liabilities	48.4	56.8
Accrued pension liabilities	67.3	91.6
Deferred income taxes	103.3	94.9
Self-insurance reserves	6.4	6.5
Other long-term liabilities	130.2	120.0
Total liabilities	1,521.2	1,364.2
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 54,004,441 and 53,885,165 issued, respectively	0.5	0.5
Paid-in capital	985.1	963.6
Retained earnings	2,717.0	2,523.3
Accumulated other comprehensive loss	(97.4)	(132.7)
Treasury stock, at cost — 18,265,031 and 15,012,449 shares, respectively	(1,566.1)	(1,227.2)
Total stockholders’ equity	2,039.1	2,127.5
Total liabilities and stockholders’ equity	$3,560.3	$3,491.7

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
Net sales	$899.7	$776.2	$2,468.3	$2,435.1
Cost of products sold	513.1	448.6	1,412.6	1,407.8
Gross profit	386.6	327.6	1,055.7	1,027.3
Selling, distribution, and administrative expenses	268.0	241.3	759.4	767.5
Special charges	0.5	3.3	1.5	11.8
Operating profit	118.1	83.0	294.8	248.0
Other expense:
Interest expense, net	6.2	5.4	17.7	19.4
Miscellaneous expense (income), net	2.7	(0.9)	6.5	1.5
Total other expense	8.9	4.5	24.2	20.9
Income before income taxes	109.2	78.5	270.6	227.1
Income tax expense	23.5	18.1	62.4	52.5
Net income	$85.7	$60.4	$208.2	$174.6

Earnings per share:
Basic earnings per share	$2.40	$1.53	$5.70	$4.42
Basic weighted average number of shares outstanding	35.7	39.5	36.5	39.5
Diluted earnings per share	$2.37	$1.52	$5.66	$4.40
Diluted weighted average number of shares outstanding	36.2	39.7	36.8	39.7
Dividends declared per share	$0.13	$0.13	$0.39	$0.39

Comprehensive income:
Net income	$85.7	$60.4	$208.2	$174.6
Other comprehensive income (loss) items:
Foreign currency translation adjustments	22.3	(13.8)	33.6	(15.6)
Defined benefit plans, net of tax	(1.6)	1.8	1.7	5.4
Other comprehensive income (loss) items, net of tax	20.7	(12.0)	35.3	(10.2)
Comprehensive income	$106.4	$48.4	$243.5	$164.4

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2021	May 31, 2020
Cash flows from operating activities:
Net income	$208.2	$174.6
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	75.0	75.3
Share-based payment expense	22.3	32.5
Asset impairment	4.0	1.4
Accounts receivable	(3.2)	119.9
Inventories	(47.8)	1.0
Prepayments and other current assets	(0.6)	13.2
Accounts payable	52.7	(14.7)
Other	5.6	(24.9)
Net cash provided by operating activities	316.2	378.3
Cash flows from investing activities:
Purchases of property, plant, and equipment	(30.6)	(38.3)
Proceeds from sale of property, plant, and equipment	4.7	0.2
Acquisition of businesses, net of cash acquired	(2.0)	(303.0)
Other investing activities	(3.5)	(1.9)
Net cash used for investing activities	(31.4)	(343.0)
Cash flows from financing activities:
Issuance of long-term debt	493.9	400.0
Repayments of long-term debt	(397.1)	(353.2)
Repurchases of common stock	(340.9)	—
Proceeds from stock option exercises and other	2.0	0.7
Payments of taxes withheld on net settlement of equity awards	(3.9)	(5.1)
Dividends paid	(14.3)	(15.6)
Net cash (used for) provided by financing activities	(260.3)	26.8
Effect of exchange rate changes on cash and cash equivalents	8.3	(2.5)
Net change in cash and cash equivalents	32.8	59.6
Cash and cash equivalents at beginning of period	560.7	461.0
Cash and cash equivalents at end of period	$593.5	$520.6

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following table shows net sales by channel for the periods presented:

	Three Months Ended
	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$628.0	$549.4	$78.6	14.3%
Direct sales network	96.7	69.4	27.3	39.3%
Retail sales	36.1	48.7	(12.6)	(25.9)%
Corporate accounts	44.0	39.1	4.9	12.5%
Other	45.2	35.0	10.2	29.1%
Total Acuity Brands Lighting	850.0	741.6	108.4	14.6%
Intelligent Spaces Group	55.4	37.7	17.7	46.9%
Eliminations	(5.7)	(3.1)	(2.6)	83.9%
Total	$899.7	$776.2	$123.5	15.9%

	Nine Months Ended
	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$1,737.4	$1,679.2	$58.2	3.5%
Direct sales network	256.0	240.1	15.9	6.6%
Retail sales	135.8	161.1	(25.3)	(15.7)%
Corporate accounts	93.1	126.6	(33.5)	(26.5)%
Other	118.1	120.8	(2.7)	(2.2)%
Total Acuity Brands Lighting	2,340.4	2,327.8	12.6	0.5%
Intelligent Spaces Group	139.5	116.1	23.4	20.2%
Eliminations	(11.6)	(8.8)	(2.8)	31.8%
Total	$2,468.3	$2,435.1	$33.2	1.4%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended
	May 31, 2021		May 31, 2020		Increase (Decrease)	Percent Change
Net sales	$899.7		$776.2		$123.5	15.9%

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$268.0		$241.3		$26.7	11.1%
Percent of net sales		29.8%		31.1%	(130)	bps
Less: Amortization of acquired intangible assets	(10.2)		(10.8)
Less: Share-based payment expense	(7.1)		(7.8)
Less: Acquisition-related items (1)	(0.9)		—
Adjusted SD&A expenses (Non-GAAP)	$249.8		$222.7		$27.1	12.2%
Percent of net sales		27.8%		28.7%	(90)	bps

Operating profit (GAAP)	$118.1		$83.0		$35.1	42.3%
Percent of net sales		13.1%		10.7%	240	bps
Add-back: Amortization of acquired intangible assets	10.2		10.8
Add-back: Share-based payment expense	7.1		7.8
Add-back: Acquisition-related items (1)	0.9		—
Add-back: Special charges	0.5		3.3
Adjusted operating profit (Non-GAAP)	$136.8		$104.9		$31.9	30.4%
Percent of net sales		15.2%		13.5%	170	bps

Net income (GAAP)	$85.7		$60.4		$25.3	41.9%
Add-back: Amortization of acquired intangible assets	10.2		10.8
Add-back: Share-based payment expense	7.1		7.8
Add-back: Acquisition-related items (1)	0.9		—
Add-back: Special charges	0.5		3.3
Total pre-tax adjustments to net income	18.7		21.9
Income tax effects	(4.0)		(5.1)
Adjusted net income (Non-GAAP)	$100.4		$77.2		$23.2	30.1%

Diluted earnings per share (GAAP)	$2.37		$1.52		$0.85	55.9%
Adjusted diluted earnings per share (Non-GAAP)	$2.77		$1.94		$0.83	42.8%
______________________________
(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

	Three Months Ended
ABL	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Net sales	$850.0	$741.6	$108.4	14.6%

Operating profit	126.5	98.6	27.9	28.3%
Add-back: Amortization of acquired intangible assets	6.9	6.9
Add-back: Share-based payment expense	2.4	2.9
Adjusted operating profit	$135.8	$108.4	$27.4	25.3%

Operating profit margin	14.9%	13.3%	160	bps
Adjusted operating profit margin	16.0%	14.6%	140	bps

	Three Months Ended
ISG	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Net sales	$55.4	$37.7	$17.7	46.9%

Operating profit (loss)	7.2	(0.2)	7.4	NM
Add-back: Amortization of acquired intangible assets	3.3	3.9
Add-back: Share-based payment expense	0.6	1.3
Adjusted operating profit	$11.1	$5.0	$6.1	122.0%

Operating profit (loss) margin	13.0%	(0.5)%	1350	bps
Adjusted operating profit margin	20.0%	13.3%	670	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Nine Months Ended
	May 31, 2021		May 31, 2020		Increase (Decrease)	Percent Change
Net sales	$2,468.3		$2,435.1		$33.2	1.4%

Gross profit (GAAP)	$1,055.7		$1,027.3		$28.4	2.8%
Percent of net sales		42.8%		42.2%	60	bps
Add-back: Acquisition-related items (1)	—		1.2
Adjusted gross profit (Non-GAAP)	$1,055.7		$1,028.5		$27.2	2.6%
Percent of net sales		42.8%		42.2%	60	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$759.4		$767.5		$(8.1)	(1.1)%
Percent of net sales		30.8%		31.5%	(70)	bps
Less: Amortization of acquired intangible assets	(30.4)		(30.8)
Less: Share-based payment expense	(22.3)		(32.5)
Less: Acquisition-related items (1)	(0.9)		(1.3)
Adjusted SD&A expenses (Non-GAAP)	$705.8		$702.9		$2.9	0.4%
Percent of net sales		28.6%		28.9%	(30)	bps

Operating profit (GAAP)	$294.8		$248.0		$46.8	18.9%
Percent of net sales		11.9%		10.2%	170	bps
Add-back: Amortization of acquired intangible assets	30.4		30.8
Add-back: Share-based payment expense	22.3		32.5
Add-back: Acquisition-related items (1)	0.9		2.5
Add-back: Special charges	1.5		11.8
Adjusted operating profit (Non-GAAP)	$349.9		$325.6		$24.3	7.5%
Percent of net sales		14.2%		13.4%	80	bps

Other expense (income) (GAAP)	$24.2		$20.9		$3.3	15.8%
Less: Impairment of investment	(4.0)		—
Adjusted other expense (income) (Non-GAAP)	$20.2		$20.9		$(0.7)	(3.3)%

Net income (GAAP)	$208.2		$174.6		$33.6	19.2%
Add-back: Amortization of acquired intangible assets	30.4		30.8
Add-back: Share-based payment expense	22.3		32.5
Add-back: Acquisition-related items (1)	0.9		2.5
Add-back: Special charges	1.5		11.8
Add-back: Impairment of investment	4.0		—
Total pre-tax adjustments to net income	59.1		77.6
Income tax effect	(13.3)		(17.7)
Adjusted net income (Non-GAAP)	$254.0		$234.5		$19.5	8.3%

Diluted earnings per share (GAAP)	$5.66		$4.40		$1.26	28.6%
Adjusted diluted earnings per share (Non-GAAP)	$6.90		$5.91		$0.99	16.8%
______________________________
(1) Acquisition-related items include profit in inventory and professional fees.

Press Release Exhibit 99.1

	Nine Months Ended
ABL	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Net sales	$2,340.4	$2,327.8	$12.6	0.5%

Operating profit	$326.9	$304.0	$22.9	7.5%
Add-back: Amortization of acquired intangible assets	20.8	20.2
Add-back: Share-based payment expense	8.3	11.1
Add-back: Acquisition-related items (1)	—	1.2
Adjusted operating profit	$356.0	$336.5	$19.5	5.8%

Operating profit margin	14.0%	13.1%	90	bps
Adjusted operating profit margin	15.2%	14.5%	70	bps

	Nine Months Ended
ISG	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Net sales	$139.5	$116.1	$23.4	20.2%

Operating profit (loss)	$7.9	$(2.3)	$10.2	NM
Add-back: Amortization of acquired intangible assets	9.6	10.6
Add-back: Share-based payment expense	2.1	4.5
Adjusted operating profit	$19.6	$12.8	$6.8	53.1%

Operating profit (loss) margin	5.7%	(2.0)%	770	bps
Adjusted operating profit margin	14.1%	11.0%	310	bps

(In millions except per share data)	Nine Months Ended
	May 31, 2021	May 31, 2020	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$316.2	$378.3	$(62.1)	(16.4)%
Less: Purchases of property, plant, and equipment	(30.6)	(38.3)
Free cash flow (Non-GAAP)	$285.6	$340.0	$(54.4)	(16.0)%